SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into on 10 January 2026 (the “Effective Date”).

PARTIES

(1) THE TRANSFERORS (collectively, the “Transferors”):

(a) YANG, HAICHUN (楊海春) (the “First Transferor”)

Address: [redacted]
China [redacted]

(b) LIAO, XINYU (廖新宇) (the “Second Transferor”)

Address: [redacted]
City, [redacted]

(c) HUANG, YING (黄映) (the “Third Transferor”)

Address: [redacted]
Hunan [redacted]

(2) THE TRANSFEREE:

ChdgAI Commodities Limited (the “Transferee”)

A company incorporated under the laws of the Cayman Islands with its registered office at:

4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, KY1-1002, Grand Cayman

(3) THE SHARE RECIPIENT:

FUER Holdings Limited (the “Share Recipient”)

A company incorporated under the laws of the British Virgin Islands with its registered office at Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

RECITALS

A. The Transferors are the legal and beneficial owners of all issued shares in FUERMOSHA (HK) CO., LIMITED (the “Target Company”).

B. The Transferee, the Transferors and the Target Company have entered into a Reorganization Agreement dated 10 January 2026 (the "Reorganization Agreement") and a Share Purchase and Transfer Agreement of even date (the "SPA"), pursuant to which the Transferee will acquire all of the issued shares of the Target Company from the Transferors in exchange for cash consideration and the issuance of shares of the Transferee to the Share Recipient.

C. This Agreement is the Share Exchange Agreement referred to in the Reorganization Agreement and forms part of a single integrated transaction together with the SPA.

D. The Share Recipient is owned by the Transferors in the same proportions as their historical ownership of the Target Company (i.e., 50%, 30% and 20% respectively).

E. The Parties intend that, following the transactions contemplated herein, the Transferee shall become the direct holding company of the Target Company, and the Share Recipient shall hold shares in the Transferee reflecting the Transferors' pre-existing ownership interests.

AGREEMENT

1. PURPOSE

This Agreement, together with the SPA and the Reorganization Agreement, implements an internal group reorganization under common control (the "Reorganization"). The Parties acknowledge that the Transferee and the Share Recipient are under common control of the Transferors.

2. SHARE EXCHANGE

In consideration of the transfer of all issued shares of the Target Company by the Transferors to the Transferee pursuant to the SPA, the Transferee shall issue and allot to the Share Recipient the number of Class A Ordinary Shares and Class B Ordinary Shares set forth in Clause 3 below.

Transferors irrevocably direct the Transferee to issue the Share Consideration to FUER in satisfaction of the Transferors' entitlement to such consideration and acknowledge that the issuance to the Share Recipient constitutes full and valid satisfaction of their entitlement to such share consideration.

The Parties further acknowledge that the Share Recipient acts solely as a holding vehicle for the Transferors and is beneficially owned by the Transferors in the proportions set forth in

this Agreement.

3. ISSUANCE OF SHARES

3.1 Number of Shares

The Transferee shall issue and allot to the Share Recipient the following shares:

Class of Shares	Number of Shares	Par Value (per share)
Class A Ordinary Shares	5,500,000	US$0.0001
Class B Ordinary Shares	1,999,999	US$0.0001

3.2 Condition to Issuance

Completion of this Agreement is conditional upon the simultaneous completion of the SPA. Neither this Agreement nor the SPA shall become effective unless both are completed together.

4. BASIS OF ISSUANCE

The Parties agree that:

(a) the share issuance is made as part of an internal reorganization under common control;

(b) the share issuance reflects the pre-existing ownership interests of the Transferors in the Target Company;

(c) the allocation between Class A Ordinary Shares and Class B Ordinary Shares is determined for governance and control purposes (Class B Shares carrying twenty votes each) and does not reflect economic valuation;

(d) the consideration was determined in the context of an internal reorganization and should not, by itself, be treated as conclusive evidence of fair market value for other purposes.

(e) no independent valuation has been prepared for the purposes of this Agreement, and no consideration is intended to represent fair market value.

5. PROPORTIONAL OWNERSHIP

Following the issuance, the shareholding structure of the Transferee shall reflect the proportional ownership of the Transferors in the Target Company immediately prior to the Reorganization.

6. COMPLETION

6.1 Time and Place

Completion shall take place on 15 January 2026 (the "Completion Date") at the registered office of the Transferee or at such other place as the Parties may agree.

6.2 Actions at Completion

At Completion:

(a) the Transferee shall update its register of members to reflect the Share Recipient as the holder of the shares issued under Clause 3;

(b) the Transferee shall deliver to the Share Recipient share certificates (or book-entry evidence) representing such shares;

(c) the Share Recipient shall accept such shares; and

(d) each Party shall deliver any other documents reasonably required to evidence completion.

7. REPRESENTATIONS AND WARRANTIES

7.1 Transferors' Representations

Each Transferor represents and warrants to the Transferee and the Share Recipient that:

(a) it has full power and authority to enter into and perform this Agreement;

(b) this Agreement constitutes valid and binding obligations enforceable against it; and

(c) the Share Recipient is owned by the Transferors in the proportions set forth in Recital D.

7.2 Transferee's Representations

The Transferee represents and warrants to the Transferors and the Share Recipient that:

(a) it is duly incorporated and validly existing under the laws of the Cayman Islands;

(b) it has full corporate power and authority to enter into and perform this Agreement and to issue the shares contemplated hereby;

(c) the shares to be issued, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable; and

(d) this Agreement constitutes valid and binding obligations enforceable against it.

7.3 Share Recipient's Representations

The Share Recipient represents and warrants to the Transferors and the Transferee that:

(a) it is duly incorporated and validly existing under the laws of the British Virgin Islands;

(b) it has full power and authority to enter into and perform this Agreement; and

(c) this Agreement constitutes valid and binding obligations enforceable against it.

8. CONFIDENTIALITY

Each Party shall keep confidential the terms of this Agreement and all information received in connection herewith, except as may be required by law or regulatory authority (including the U.S. Securities and Exchange Commission).

9. GOVERNING LAW AND DISPUTE RESOLUTION

9.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

9.2 Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration in accordance with the rules of the Hong Kong International Arbitration Centre (HKIAC). The arbitration shall take place in Hong Kong, the language of arbitration shall be English, and the arbitral award shall be final and binding.

10. GENERAL PROVISIONS

10.1 Entire Agreement

This Agreement, together with the Reorganization Agreement and the SPA, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

10.2 Amendments

No amendment to this Agreement shall be effective unless in writing and signed by all Parties.

10.3 Assignment

No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

10.4 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.5 Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

10.6 Costs

Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

10.7 Further Assurances

Each Party shall execute and deliver such further documents and do such further acts as may be reasonably required to give full effect to the transactions contemplated by this Agreement.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE FIRST TRANSFEROR:

[redacted]______

YANG, HAICHUN (楊海春)

THE SECOND TRANSFEROR:

___[redacted]__________

LIAO, XINYU (廖新宇)

THE THIRD TRANSFEROR:

__________[redacted]

HUANG, YING (黃映)

THE TRANSFEREE:

ChdgAI Commodities Limited

By: _____[redacted]_____

Name:YANG,HAICHUN

Title:Director

THE SHARE RECIPIENT:

FUER Holdings Limited

By: _____[redacted]_

Name:YANG, HAICHUN

Title:Director